UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2014

KAELAND RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55043	46-1009839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74. N. Pecos Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (702) 463-8528

4755 Caughlin Parkway Suite A, Reno, Nevada  89519

(Former Name, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change of Control of Registrant.

Purchase of Majority of Outstanding Common Stock

On December 24, 2014, VOD Partners, LLC entered into a stock purchase agreement with Marty Weigel, Lance McKinlay and Scott Reams (the “Selling Shareholders”), previously holders of the entire outstanding capital stock of Kaeland Resources Corporation, a Nevada corporation (the “Company”). The Buyers purchased an aggregate of 30 million shares (the “Shares”) of common stock of the Company for an aggregate purchase price of $125,000.  As a result of this transaction, a change in control occurred with respect to the Company’s capital stock ownership.  The Company was not a party to the purchase agreement.

In connection with the purchase agreement, the Company expects that its current management will shortly resign, and new officers and directors of the Company will be appointed, which resignations and appointments will be described in a separate Current Report Form 8-K to be filed after the management transition takes effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAELAND RESOURCES CORPORATION

Date: December 31, 2014	By: /s/ Marty Weigel
Name: Marty Weigel
Title: Chief Executive Officer